UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2019

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IRDM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 4, 2019, Iridium Satellite LLC (“Satellite”), the Registrant’s principal operating subsidiary, entered into a Credit Agreement, as the borrower, with Iridium Holdings LLC (“Holdings”), as parent and guarantor; various lenders; and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent; with Deutsche Bank Securities Inc., Barclays Bank PLC, Credit Suisse Loan Funding LLC, Wells Fargo Securities, LLC and Société Générale, as Joint Lead Arrangers and Bookrunners (the “Credit Agreement”). The Registrant is also a party to the Credit Agreement for the limited purpose of restricting its activities as a holding company of Holdings.

Pursuant to the Credit Agreement, Satellite borrowed $1.45 billion as a seven-year term loan, which it used, along with cash from its debt service reserve account and cash on hand, to repay in full the remaining indebtedness of $1.55 billion outstanding under its previous credit facility by and between Satellite, Société Générale, as BPIAE Agent, and other lenders (the “BPIAE Facility”), as well as interest and breakage costs under the BPIAE Facility. The Credit Agreement also provides for a $100 million, five-year revolving loan facility.

Borrowings of term loans under the Credit Agreement bear interest at a per annum rate of LIBOR plus an interest rate margin of 3.75%, with a 1.0% LIBOR floor, and were issued at a discount of 0.5% to face value. Borrowings under the revolving facility bear interest initially at the same per annum rate, with a 0.0% LIBOR floor, no original issue discount, and a commitment fee of 0.5% per year on the undrawn amount.

The interest rate margin applicable to the revolving facility (but not the term facility) will drop to 3.50% if the Registrant has a consolidated total net leverage ratio (as defined in the Credit Agreement) of less than 3.5 to 1 but greater than or equal to 3.0 to 1 and will drop to 3.25% if the Registrant has a consolidated total net leverage ratio of less than 3.0 to 1. The commitment fee rate applicable to the revolving facility will drop to 0.375% if the Registrant has a consolidated total net leverage ratio of less than 3.5 to 1. The Registrant expects that it will incur total costs in connection with the execution of the Credit Agreement and repayment of the BPIAE Facility that will increase its net leverage ratio (as calculated by the Registrant as a multiple of Operational EBITDA) by approximately 0.25x.

The Credit Agreement restricts the ability of Satellite, Holdings and the restricted subsidiaries of Holdings to incur liens, engage in mergers or asset sales, pay dividends, repay subordinated indebtedness, incur indebtedness, make investments and loans, and engage in other transactions as specified in the Credit Agreement, but provides for exceptions, including payments with respect to existing indebtedness, such as the Registrant’s outstanding principal amount of $360 million of 10.25% senior notes due 2023, baskets measured as a percentage of trailing twelve months of earnings before interest, taxes, depreciation and amortization (“EBITDA”), and unlimited exceptions in the case of incurring indebtedness and liens and making investments, dividend payments, and payments of subordinated indebtedness, based on achievement and maintenance of specified leverage ratios. The Credit Agreement permits repayment, prepayment, and repricing transactions, subject to a 1% penalty in the event the facility is prepaid or repriced within the first six months.

The Credit Agreement contains no financial maintenance covenants with respect to the term loan. With respect to the revolving loan, the Credit Agreement requires the maintenance of a consolidated first lien net leverage ratio (as defined in the Credit Agreement) of no greater than 6.25 to 1 if more than 35% of the revolving loan has been drawn. The Credit Agreement also contains other customary representations and warranties, affirmative and negative covenants, and events of default.

In connection with the Credit Agreement, on November 4, 2019, Satellite, Holdings, Iridium Carrier Holdings LLC, Iridium Carrier Services LLC, Iridium Constellation LLC, and Iridium Government Services LLC, each of which is a direct or indirect wholly owned subsidiary of Holdings, also entered into a Security Agreement (the “Security Agreement”) and a Guaranty Agreement (the “Guaranty Agreement”), in each case with Deutsche Bank AG New York Branch as Administrative Agent or Collateral Agent, to guarantee the debt of Satellite under the Credit Agreement and provide the lenders under the Credit Agreement with a security interest in substantially all of the assets (subject to customary exceptions) of Satellite and the subsidiaries of Holdings that are guarantors.

The foregoing descriptions of the material terms of the Credit Agreement, the Security Agreement, and the Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1 through 10.3 to this report and are incorporated herein by reference.

Satellite intends to enter into a hedging agreement with respect to approximately $1.0 billion of the amount borrowed under the Credit Agreement in order to mitigate risks associated with the variable interest rate for this portion of its borrowings. The Registrant expects this to be completed during the month of November 2019.

Item 7.01.	Regulation FD Disclosure.

On November 4, 2019, the Registrant issued a press release announcing the Credit Agreement and repayment of the BPIAE Facility. The text of the press release is included as Exhibit 99.1 to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be filed.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties such as those, among others, relating to the costs associated with the refinancing of indebtedness and entering into hedging agreements. Forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding general industry and economic conditions, and legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2019, as well as other filings Iridium makes with the SEC from time to time. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements speak only as of the date of this report, and Iridium undertakes no obligation to update forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*

Credit Agreement dated November 4, 2019 among Iridium Holdings LLC, Iridium Communications Inc., Iridium Satellite LLC, Various Lenders, and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent.

10.2

Security Agreement dated November 4, 2019 among Iridium Carrier Holdings LLC, Iridium Carrier Services LLC, Iridium Constellation LLC, Iridium Government Services LLC, Iridium Holdings LLC, Iridium Satellite LLC, and Deutsche Bank AG New York Branch, as Collateral Agent.

10.3

Guaranty Agreement dated November 4, 2019 among Iridium Holdings LLC, Iridium Satellite LLC, Iridium Carrier Holdings LLC, Iridium Carrier Services LLC, Iridium Constellation LLC, Iridium Government Services LLC, and Deutsche Bank AG New York Branch, as Administrative Agent.

99.1	Press Release Dated November 4, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).**

*	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.
**	Submitted electronically with this Report in accordance with the provisions of Regulation S-T.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: November 4, 2019	By:	/s/ Thomas J. Fitzpatrick
	Name:	Thomas J. Fitzpatrick
	Title:	Chief Financial Officer